Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-914511 of Republic Bancorp, Inc., of our report dated January 9, 2004 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 as included in the registrant’s annual report on Form 10-K.

Crowe Chizek and Company LLC

Louisville, Kentucky

March 1, 2004

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